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                               UNISYS CORPORATION


                                      and


                        THE BANK OF NEW YORK, Trustee



                       _______________________________

                        First Supplemental Indenture

                         Dated as of March 8, 1996

                       ______________________________

              8 1/4% Convertible Subordinated Notes due 2006



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
        FIRST SUPPLEMENTAL INDENTURE dated as of March 8, 1996 (the "First Supplemental Indenture"), to the Indenture, dated as of March 1, 1996 (the "Indenture"), between UNISYS CORPORATION, a Delaware corporation (hereinafter called the "Company"), having its principal executive office at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania, 19424 and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.


                           RECITALS OF THE COMPANY


        WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes, bonds or other evidences of subordinated indebtedness (the "Securities") to be issued in one or more series, as in the Indenture provided;

        WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8 1/4% Convertible Subordinated Notes due 2006 in the aggregate principal amount not to exceed $299,000,000, a specimen copy of which is attached hereto as Exhibit A (the "Notes") and incorporated by reference thereby, on the terms set forth herein;

        WHEREAS, Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities to, inter alia, establish the terms of any Securities as permitted by Sections 201 and 301 of the Indenture, provided certain conditions are met;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

        WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

        NOW THEREFORE:

        There is hereby established a series (as that term is used in Section 301 of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth herein and in the Notes, and in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows

                                  ARTICLE ONE

                             Scope of This First
                           Supplemental Indenture
                           ----------------------

    Section 1.1    Changes, etc. Applicable Only to the Notes.
The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture in Sections 2.1 through 2.4 hereof shall only be applicable with respect to, and govern the terms of, the Notes, which shall be limited in aggregate principal amount to $299,000,000, except as provided in Section 301(2) of the Indenture, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.



                                 ARTICLE TWO

                         Amendments to the Indenture
                         ---------------------------

    Section 2.1 Amendments to Section 101. Section 101 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order:

        "Change In Control" means an event or series of events as a result of which (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares entitling the holder thereof to cast more than 50% of the votes for the election of directors of the Company; (2) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged as a result; (3) at any time Continuing Directors do not constitute a majority of the Board of Directors; or (4) on any day (a "Calculation Date") the Company makes any distribution or distributions of cash, property or securities (other than regular quarterly dividends, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or preferred stock which is substantially equivalent to Common Stock) to holders of Common Stock, or the Company or any of its Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the fair market value of such distribution or purchase on the Calculation Date, plus the fair market value, when made, of all other such distributions and purchases which have occurred during the twelve-month period ending on the Calculation Date, in each case expressed as a percentage of the aggregate fair market value of all of the shares of Common Stock of the Company outstanding at the close of business on the last day prior to the date of declaration of each such distribution or the date of purchase, exceeds 50%.

        "Company Notice" shall have the meaning specified in Section 1006.

        "Continuing Director" means at any date a member of the Board of Directors (1) who was a member of such board 24 months prior to such date or (2) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election.

        "Notes" shall have the meaning specified in the second recital of this First Supplemental Indenture.

        "Put Price" means 100% of the principal amount of the Notes to be repurchased on the Repurchase Date in accordance with
    Section 1006, plus accrued and unpaid interest to the Repurchase Date.

        "Repurchase Date" shall have the meaning specified in Section 1006.

        "Repurchase Right" shall have the meaning specified in Section 1006.

    Section 2.2 Amendment to Article 9. Section 902(1) of the Indenture is hereby amended by adding the phrase "or reduce any amount payable on redemption thereof or upon exercise of the Redemption Right with respect thereto, or" immediately following the phrase "or any premium payable upon the redemption thereof," and immediately preceding the phrase "or reduce the amount of the principal of an Original Issue Discount Security".

    Section 2.3 Amendments to Article 10. Article 10 of the Indenture is hereby amended by adding, immediately following
Section 1005 thereof, the following new Section 1006:

    SECTION 1006.    Purchase of Notes Upon Change in Control.

    (a) Upon the occurrence of a Change in Control, each Holder of Notes shall have the right (the "Repurchase Right"), at the Holders' option, to require the Company to repurchase all or any portion of such Holder's Notes, in integral multiples of $1,000, at the Put Price in cash, in accordance with and subject to the terms of this Section 1006. Such repurchase shall occur on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice hereinafter described. The Company will mail a notice containing the information set forth in Subsection 1006(b) below (the "Company Notice") to all Holders of Notes within 30 days following any Change in Control, and the Company will purchase all tendered Notes by making payment of the Put Price on the Repurchase Date. The Company shall promptly deliver a copy of the Company Notice to the Trustee and shall cause a copy of such notice to be published in The Wall Street Journal or another newspaper of national circulation.

    (b) The Company Notice shall state:

        (i) that a Change in Control has occurred and that each Holder of Notes has the right to require the Company to repurchase such Holder's Note at the Put Price in cash;

        (ii) the circumstances and relevant facts regarding such Change in Control;

        (iii) the Repurchase Date and the instructions a Holder of Notes must follow in order to have such Holder's
    Notes repurchased in accordance with this Section 1006;

        (iv) that any Note not tendered will continue to accrue interest;

        (v) that on the Repurchase Date any Note tendered for payment pursuant to the terms hereof and for which money sufficient to pay the Put Price has been deposited with the Trustee, as provided in this Section
    1006, shall cease to accrue interest after the Repurchase Date;

        (vi) that Holders electing to have a Note repurchased pursuant to this Section 1006 will be required to surrender the Note, duly endorsed for transfer, together with an irrevocable written notice in the form entitled "Election to Exercise Repurchase Right Upon a Change in Control" on the reverse of the Note, to the Company (or an agent designated by the Company for such purpose) at the address specified in the Company Notice and the Trustee on or prior to the close of business on the 30th day after the date of the Company Notice; and

        (vii) such other information as may be required by applicable law and regulations;

provided that no failure of the Company to give the foregoing notices and no defect therein shall limit the Repurchase Rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 1006.

    (c) Following a Change in Control, the Company shall accept for payment Notes properly tendered pursuant to this Section 1006. Prior to the Repurchase Date, the Company shall deposit with the Trustee money sufficient to pay the Put Price for all Notes (or portions thereof) so tendered and deliver, or cause to be delivered, to the Trustee Notes properly tendered pursuant to this Section 1006 and accepted together with an Officers' Certificate describing the Notes so tendered to and being purchased by the Company. On the Repurchase Date, the Trustee shall, to the extent that monies deposited with the Trustee are available therefor, mail to the Holders of Notes so tendered and accepted for payment an amount equal to the Put Price and, as soon as possible after such payment, the Trustee shall cancel the Notes so tendered and accepted. The Company will publicly announce the results of the Change in Control tender offer as soon as practicable after the Repurchase Date. The Company will issue to Holders whose Notes are purchased only in part new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    (d) Notwithstanding the foregoing, in repurchasing the Notes pursuant to this Section 1006, the Company will comply with all applicable tender offer rules, including but not limited to Sections 13(e) and 14(e) under the Exchange Act and Rules 13e-1 and 14e-1 thereunder.

    (e) Each Holder of Notes properly tendered for purchase pursuant to this Section 1006 who is not paid the Put Price for such Notes in the manner described in Subsection 1006(c) will be entitled to receive (as part of any subsequent payment of the Put Price prior to the earlier of (i) the date such Holder's election to require the Company to purchase such Notes is withdrawn or (ii) the date all outstanding Notes are accelerated under Section 502 or an Event of Default under subsection 501(4) or 501(5) shall occur) interest on the entire principal of such outstanding Notes at the rate provided in such Outstanding Notes through the date the Put Price is paid, to the extent not theretofore paid on such Notes in accordance with their terms.

    (f) The Company is solely responsible for performing the duties and responsibilities contained in this Section 1006, other than the obligations of the Trustee specifically set forth in Subsection 1006(c). The Trustee shall not be responsible for any failure of the Company to make any deposit with the Trustee or to deliver to the Trustee Notes tendered pursuant to this Section 1006 or, subject to
Section 601, any failure of the Company to comply with any of the other covenants of the Company contained in this Section 1006.

    Section 2.4    Amendments to Article 16.  (a) Section
1605(c) of the Indenture is hereby amended by deleting the second parenthetical phrase thereof and replacing it with the following parenthetical phrase: "(excluding cash dividends or cash distributions)".

    (b) Section 1605 of the Indenture is hereby amended by adding, immediately following subsection (c) thereof, the following new subsection (d):

        (d) In case the Company shall pay to substantially all holders of its Common Stock cash dividends and other distributions exclusively in cash within any 12-month period and the aggregate per share amount of such dividends and distributions during such 12-month period in respect of which no conversion price or conversion rate adjustment pursuant to this Subsection
    (d) has been made previously shall exceed the greater of (x) $1.00 per share and (y) 15% of the closing price per share of the Common Stock, calculated, with respect to each such dividend or distribution within such 12-month period, as of the last Trading Day prior to the declaration date for each such dividend or distribution (such greater amount, the "Threshold Amount"), then, except as provided in subsection (f) below, in each such case the conversion price or conversion rate shall be adjusted by multiplying the conversion price or dividing the conversion rate, as the case may be, in effect immediately prior to the record date for the determination of stockholders entitled to receive the dividend or distribution that causes aggregate per share dividends and distributions in the applicable 12-month period to exceed the Threshold Amount by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on such record date less the amount of cash by which such aggregate per share dividends or distributions exceed the Threshold Amount and the denominator shall be the current market price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution that causes aggregate per share dividends and distributions in the applicable 12-month period to exceed the Threshold Amount, except as provided in subsection (f) below.

    (c) Subsections (d) through (g) of Section 1605 are hereby renamed subsections (e) through (h), respectively, and all cross references to such subsections found elsewhere in Article 16 shall be amended accordingly.

    Section 2.5 Other Provisions Unchanged. All Provisions of the Indenture, other than as set forth in Sections 2.1 through 2.4, inclusive, of this First Supplemental Indenture shall be unchanged by this First Supplemental Indenture and shall remain in full force and effect. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

    Section 2.6    Ranking.  The Notes will be unsecured
general obligations of the Company, subordinate in right of payment to certain other obligations of the Company.


                                Miscellaneous
                                -------------

    Section 3.1 Defined Terms. Unless otherwise provided in this First Supplemental Indenture, all defined terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

    Section 3.2 Conflict of Any Provision of Indenture with
Trust Indenture Act of 1939. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

    Section 3.3 New York Law to Govern.  THIS FIRST
SUPPLEMENTAL INDENTURE AND THE NOTES, SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

    Section 3.4 Counterparts.  This First Supplemental
Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    Section 3.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

    Section 3.6 Severability of Provisions. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    Section 3.7 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

    Section 3.8 Benefit of Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                              UNISYS CORPORATION



                                       By:  _______________________________


                                       Name:


                                       Title:




                                       THE BANK OF NEW YORK, as Trustee



                                       By:  _______________________________


                                       Name:


                                       Title: